As filed with the Securities and Exchange Commission on April 4, 2008	Registration No. 333-[xxxxxx]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

ViewCast.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3663 (Primary Standard Industrial Classification Code Number)	75-2528700 (I.R.S. Employer Identification No.)
3701 W. Plano Parkway, Suite 300
Plano, TX 75075
(972) 488-7200
(Address, including Zip Code, of principal executive offices)

ViewCast.com, Inc. 2005 Stock Incentive Plan
ViewCast.com, Inc. 2005 Employee Stock Purchase Plan
(Full title of the Plan)

Ms. Laurie L. Latham
Chief Financial Officer
ViewCast.com, Inc.
3701 W. Plano Parkway, Suite 300
Plano, TX 75075
(972) 488-7200
Copy to:
Matthew Dyckman, Esq.
Thacher Proffitt & Wood LLP
1700 Pennsylvania Avenue, NW, Suite 800
Washington, DC 20006
(202) 347-8400

(Name and address, including Zip Code, telephone number and area code, of agent for service)
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to be Registered	Amount to be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock, $.0001 par value	6,866,894 (1)	(2)	$6,949,612.62 (2)	$273.12

(1)	Based on the total number of shares of common stock of ViewCast.com, Inc. (the “Registrant”) reserved for issuance pursuant to the ViewCast.com, Inc. 2005 Stock Incentive Plan (“Incentive Plan”) and the ViewCast.com, Inc. 2005 Employee Stock Purchase Plan (the “ESPP”) (collectively, the “Plans”). There are 3,991,683 shares of common stock subject to options currently granted and 2,875,211 shares of common stock reserved for future awards under the Plans. In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Registrant that, by reason of certain events specified in the Plans, may become issuable upon exercise of option or grant of awards through the application of certain anti-dilution provisions.

(2)	Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which 3,991,683 shares of the Registrant were deemed offered pursuant to the Plans at an average weighted price of $1.4457 and 2,875,211 shares that may be acquired pursuant to options or pursuant to other equity awards granted in future are deemed to be offered at $.4100 per share, the average of the daily high and low sales prices of common stock of the Registrant on the Over-the-Counter (“OTC”) Bulletin Board at the close of trading on March 31, 2008.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
          Not required to be filed with the Securities and Exchange Commission (the “Commission”).
Item 2. Registrant Information and Employee Plan Annual Information.
          Not required to be filed with the Commission.
          Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
Item 3. Incorporation of Documents by Reference.
          The following documents and information heretofore filed with the Commission by ViewCast.com, Inc. (the “Registrant”) (Commission File No. 000-29020) are incorporated by reference in this registration statement:
(1)	the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A12G, dated December 3, 1996, and any amendments thereto; and

(2)	the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2007, which was filed with the Commission pursuant to the Exchange Act.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          The Registrant will provide without charge to each person to whom the prospectuses are delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to: Laurie L. Latham, Chief Financial Officer, ViewCast.com, Inc., 3701 W. Plano Parkway, Suite 300, Plano, TX 75075. Telephone requests may be directed to (972) 488-7200.
          All information appearing in this registration statement and the prospectuses is qualified in its entirety by the detailed information appearing in the documents incorporated herein or therein by reference.
Item 4. Description of Securities.
          Not Applicable.
Item 5. Interests of Named Experts and Counsel.
          Not Applicable.
Item 6. Indemnification of Directors and Officers.
          Section 145 of the Delaware General Corporation Law (“DGCL”), empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.
          Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation of a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

          Article Seven of the Registrant’s Certificate of Incorporation (the “Charter”), as amended, provides for the indemnification of directors, officers and other authorized representatives of the Registrant to the maximum extent permitted by Section 145.
          Article Ten of the Registrant’s Charter provides that, to the fullest extent permitted by the DGCL, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.
          As permitted by Section 145 of the DGCL, the Registrant’s Bylaws (the “Bylaws”) provide that: (a) the Registrant is required, to the maximum extent and in the manner permitted by the DGCL, to indemnify each of its officers, Directors, employees and agents against expenses (including attorney’s fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding; (b) the rights to indemnification conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors and officers; and (c) the Registrant is authorized to maintain director and officer liability insurance to protect itself and any director or officer of the Registrant against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.
          In addition to the above, the Registrant has entered into indemnification agreements with each of its directors and officers. The indemnification agreements provide directors and officers with the same indemnification and to the fullest extent permitted under Delaware law.
          The Registrant also provides insurance pursuant to which directors and directors are indemnified or insured against liability or loss under certain circumstances.
Item 7. Exemption from Registration Claimed.
          Not Applicable.
Item 8. Exhibits.

Exhibit
Number	Description
3(a) & (b)	Certificate of Incorporation and corresponding amendment of ViewCast.com, Inc., filed on August 9, 1996 as Exhibits 3(a) and 3(b) to Registrant’s Registration Statement on Form SB-2 (Registration No. 333-09935), is incorporated herein by reference.

3(c)	Bylaws of ViewCast.com, Inc., filed on June 30, 2000 as Exhibit 3(c) to Registrant’s Registration Statement on Form S-3 (Registration No. 333-40630), is incorporated herein by reference.

Exhibit
Number	Description
4.1	Form of Option Agreement under the ViewCast.com, Inc. 2005 Stock Incentive Plan.

5.1	Opinion of Thacher Proffitt & Wood LLP.

23.1	Consent of KBA Group LLP.

23.2	Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5.1).

99.1	ViewCast.com, Inc. 2005 Stock Incentive Plan filed on September 9, 2005 as Appendix A to Registrant’s Definitive Proxy Statement (File No. 000-29020), is incorporated herein by reference.

99.2	ViewCast.com, Inc. 2005 Employee Stock Purchase Plan filed on September 9, 2005 as Appendix B to Registrant’s Definitive Proxy Statement (File No. 000-29020), is incorporated herein by reference.
Item 9. Undertakings.
A.	Rule 415 offering. The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Incorporated annual and quarterly reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
     D. Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas on April 4, 2008.

ViewCast.com, Inc.
(Registrant)

By:	/s/ George C. Platt

George C. Platt
Chairman of the Board and Chief
Executive Officer
     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ George C. Platt	Chairman of the Board and Chief
George C. Platt	Executive Officer
	(Principal Executive Officer)	April 4, 2008

/s/ Laurie L. Latham	Chief Financial Officer and Senior
Laurie L. Latham	Vice President of Finance and	April 4, 2008
Administration
(Principal Financial and Accounting
Officer)

/s/ Joseph W. Autem Joseph W. Autem	Director	April 4, 2008

/s/ Sherel D. Horsley Sherel D. Horsley	Director	April 4, 2008

/s/ John W. Slocum, Jr. John W. Slocum, Jr.	Director	April 4, 2008

EXHIBIT INDEX

Exhibit
Number	Description
3(a) & (b)	Certificate of Incorporation and corresponding amendment of ViewCast.com, Inc., filed on August 9, 1996 as Exhibits 3(a) and 3(b) to Registrant’s Registration Statement on Form SB-2 (Registration No. 333-09935), is incorporated herein by reference.

3(c)	Restated Bylaws of ViewCast.com, Inc. filed on June 30, 2000 as Exhibit 3(c) to Registrant’s Registration Statement on Form S-3 (Registration No. 333-40630), is incorporated herein by reference.

4.1	Form of Option Agreement under the ViewCast.com, Inc. 2005 Stock Incentive Plan.

5.1	Opinion of Thacher Proffitt & Wood LLP.

23.1	Consent of KBA Group LLP.

23.2	Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5.1).

99.1	ViewCast.com, Inc. 2005 Stock Incentive Plan filed on September 9, 2005 as Appendix A to Registrant’s Definitive Proxy Statement (File No. 000-29020), is incorporated herein by reference.

99.2	ViewCast.com, Inc. 2005 Employee Stock Purchase Plan filed on September 9, 2005 as Appendix B to Registrant’s Definitive Proxy Statement (File No. 000-29020), is incorporated herein by reference.